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                                                                  EXHIBIT 10.10


                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, made as of the 30th day of September, 1996, by and between THE WISER OIL COMPANY, a Delaware corporation (the "Company"), and Kent E. Johnson, of 6907 Hickory Creek Lane, Dallas, Texas 75252 ("Employee").


                             W I T N E S S E T H:

     WHEREAS, the Company is an independent non-integrated company engaged in exploration, development, production and acquisition of crude oil and natural gas reserves in the United States;

     WHEREAS, Employee possesses valuable knowledge and skills that will contribute to the successful operation of the Company's business; and

     WHEREAS, the Company desires to procure the services of Employee, and Employee hereby agrees to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:


                                   ARTICLE I
                                  EMPLOYMENT

     1.01.  Office.  Employee is hereby employed as Vice President of
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Exploration of the Company and in such capacity shall use his best energies and abilities in the performance of his duties hereunder and in the performance of such other duties as may be assigned to him from time to time by the Board of Directors of the Company (the "Board") and the Chief Executive Officer of the Company.

     1.02.  Term.  Subject to the terms and provisions of Article II hereof,
            ----
Employee shall be employed by the Company for a period of two (2) years, commencing on the date of this Employment Agreement.

     1.03.  Base Salary.  During the term of Employee's employment hereunder,
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compensation shall be paid to Employee by the Company at a rate of $160,000 per annum (the "Base Salary"), payable bi-weekly. The rate of compensation to be paid to Employee may be increased by the Board at any time based upon Employee's contribution to the success of the Company and on such other factors as the Board shall deem appropriate.
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     1.04.  Employee Benefits.  At all times during the term of Employee's
            -----------------
employment hereunder, Employee shall; (a) be covered by such major medical or health benefit plans and pensions and other employee benefit plans and other fringe benefits as are available generally to other executive employees of the Company; (b) receive reimbursement for all properly substantiated business expenses; and (c) be entitled to paid vacation each year and such holidays and sick days as are available to other executive employees of the Company. The compensation provided to Employee hereunder shall not affect his right to participate in the pension plan, the savings plan, and similar plans or any other employee benefit plans of Wiser if under the terms thereof Employee could be eligible without regard to this Agreement.

     1.05.  Change in Control.  (a) If Employee's employment with the Company is
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terminated by the Company or by Employee for any reason other than illness, disability or death of Employee within twelve months following a Change in Control of the Company, Employee shall be paid, within 30 days following such termination, an amount in cash equal to one year's Base Salary of the Employee at the time of his termination plus the value of one year of benefits provided to Employee by the Company in his capacity as an employee during the one year preceding his termination.

     (a) For purposes of this Section 1.05, the following terms shall have the following meanings:

           (1) The term "Person" shall be used as that term if used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (the "1934 Act").

           (2) "Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of this Agreement.

           (3) "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of Directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote); and a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

           (4) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the

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                 Company (other than such an offer made by the Company or
                 any subsidiary), whether or not such offer is approved by or opposed by the Board.

           (5) "Change in Control" shall mean the date upon which any of the following events occurs:

                 (A) The Company acquires actual knowledge that any Person other than the Company, a subsidiary or any employee benefit plan(s) sponsored by the Company has acquired the Beneficial Ownership, directly or indirectly, of securities of the Company entitling such Person to 25% or more of the Voting Power of the Company.

                 (B) A Tender Offer is made to acquire securities of the Company entitling the holders thereof to 50% or more of the Voting Power of the Company, or (ii) Voting Shares are first purchased pursuant to any other Tender Offer;

                 (C) At any time less than 60% of the members of the Board shall be individuals who were either (i) Directors on the effective date of this Agreement or (ii) individuals whose election, or nomination for election, was approved by a vote (including a vote approving a merger or other agreement providing the membership of such individuals on the Board) of at least two-thirds of the Directors then still in office who where Directors on the effective date of this Agreement or who were so approved;

                 (D) The stockholders of the Company shall approve an agreement or plan (a "Reorganization Agreement") providing for the Company to be merged, consolidated or otherwise combined with, or for all or

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                      substantially all its assets or stock to be acquired by,
                      another corporation, as a consequence of which the former stockholders of the Company will own, immediately after such merger, consolidation, combination or acquisition, less than a majority of the Voting Power of such surviving or acquiring corporation or the parent thereof; or

                 (E) The stockholders of the Company shall approve any liquidation of all or substantially all of the assets of the Company or any distribution to security holders of assets of the Company having a value equal to 30% or more of the total value of all the assets of the Company.

     (b) The Company agrees to pay the fees and expenses of counsel for Employee incurred by Employee arising in connection with Employee's enforcement or preservation of his right to collect the Change in Control payment described in Section 1.05(a).


                                  ARTICLE II
                                  TERMINATION

     2.01.  Illness, Disability.  If during the term of Employee's employment
            -------------------
hereunder Employee shall be prevented, in the Company's judgment, from effectively performing all his duties hereunder by reason of illness or disability, then the Company may, by written notice to Employee, terminate Employee's employment hereunder. Upon delivery to Employee of such notice, together with payment of any salary accrued under Section 1.03 hereof, Employee's employment and all obligations of the Company under Article I hereof shall forthwith terminate.

     2.02.  Death.  If Employee dies during the term of his employment
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hereunder, Employee's employment hereunder shall terminate and all obligations of the Company hereunder, other than any obligations with respect to the payment of accrued and unpaid salary under Section 1.03 hereof, shall terminate.

     2.03.  Company Termination for Cause.  If Wiser determines that Employee
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has repeatedly failed to perform his duties hereunder after written notice of such failure from Wiser to Employee, has committed a violation of any of the agreements, covenants, terms or conditions hereunder or has engaged in conduct which has injured or would injure the business or reputation of Wiser or otherwise adversely affect its interests, then, and in such event, Wiser may, upon 30 days' prior written notice to Employee, terminate
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Employee's employment hereunder. Upon such termination, Employee shall be entitled to any Salary accrued under Section 1.03 hereof and any of Wiser's obligations under Article I hereof shall forthwith terminate.

     2.04.  Employee Benefits.  Termination of Employee as provided in this
            -----------------
Article shall not affect Employee's rights and Employee benefit plans of Wiser if under the terms thereof Employee could be eligible without regard to this agreement.


                                  ARTICLE III
                      EMPLOYEE'S COVENANTS AND AGREEMENTS

     3.01.  Non-Disclosure of Confidential Information.  Employee agrees to hold
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and safeguard Confidential Information in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, including without limitation termination by the Company for cause, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company or as otherwise required by order of Court. "Confidential Information" as used herein includes information concerning the Company's revenues, volume, business methods, proposals, identity of customers and prospective customers, identity of key purchasing personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, location of reserves and information concerning geology, the Company sources of supply, vendors of equipment and material, the Company's computer programs, system documentation, special hardware, product hardware, related software development, the Company's manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the Company affairs.

     3.02.  Duties.  Employee agrees to be a loyal employee of the Company.
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Employee agrees to devote his best efforts full time (subject to the right to receive vacations and subject to absences on account of temporary illnesses as provided herein) to the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instruments established or issued by the Company. Employee further agrees that during the term of this Agreement, Employee shall not, directly or indirectly, engage in any business or activity which would detract from Employee's ability to apply his best efforts to the performance of his duties hereunder. Employee also agrees that he shall not usurp any corporate opportunities of the Company. Employee agrees that during Employee's employment hereunder he shall not acquire for his own benefit, any oil and gas royalties or working interests.

     3.03.  Return of Materials.  Upon the termination of Employee's employment
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with the Company for any reason, including without limitation termination by the
Company for cause, Employee shall promptly deliver to the Company all
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correspondence, drawings, blueprints, manuals, letters, memoranda, notes, notebooks, records, reports, flowcharts, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

     3.04.  Non-Solicitation of Employees.  Employee agrees that, during his
            -----------------------------
employment with the Company and for two (2) years following termination of Employee's employment with the Company, including without limitation termination by the Company for cause, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company.


                                  ARTICLE IV
                                 MISCELLANEOUS

     4.01.  Authorization to Modify Restrictions.  It is the intention of the
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parties that the provisions of Article III hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

     4.02.  Tolling Period.  The non-solicitation obligation contained in
            --------------
Article III hereof shall be extended by the length of time during which Employee shall have been in breach of any of the provisions of such Article III.

     4.03.  Entire Agreement.  This Agreement represents the entire agreement of
            ----------------
the parties and may be amended only by a writing signed by each of them.

     4.04.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of Texas.

     4.05.  Agreement Binding.  The obligations of employee under this Agreement
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shall continue after the termination of his employment with the Company for any reason, and shall be binding on his heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of the Company.

     4.06.  Counterparts, Section Headings.  This Agreement may be executed in
            ------------------------------
any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.
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     4.07.  Waiver.  The failure of either party at any time or times to require
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performance of any provisions hereof shall in no manner affect the right at a later time to enforce such provisions thereafter. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

     4.08.  Notices.  All notices and other communications provided for herein
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shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

     (a)    If to the Company:

            The Wiser Oil Company
            8115 Preston Road
            Suite 400
            Dallas, Texas  75225

     (b)    If to Employee:

            Kent E. Johnson
            6907 Hickory Creek Lane
            Dallas, Texas  75252


     Either party may specify a different address by notice in writing to the other as provided in this Section 4.08.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.



                                                /s/ Kent E. Johnson
                                                --------------------------------
                                                Kent E. Johnson



                                                THE WISER OIL COMPANY



                                                /s/ Andrew J.Shoup, Jr.
                                                --------------------------------
                                                Andrew J. Shoup, Jr.
                                                President